UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 16, 2012

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On October 16, 2012, Acorda Therapeutics, Inc. (“Acorda”) issued a press release announcing that the U.S. Patent and Trademark Office (USPTO) has determined that U.S. Patent No. 5,540,938 (“the ‘938 patent”) is entitled to a full five year patent term extension under the patent restoration provisions of the Hatch Waxman Act.  The claims of the ‘938 patent relate to methods for treating a neurological disease, such as multiple sclerosis (MS), and cover the use of a sustained release dalfampridine formulation, such as AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg for improving walking in people with MS.  With a five year patent term extension, the ‘938 patent would expire in 2018.  Acorda also has a granted U.S. patent and an allowed U.S. patent application covering the use of AMPYRA in improving walking in people with MS. The granted U.S. patent will expire in 2027, and the allowed U.S. patent application, once granted, is expected to expire in 2025 plus any additional term determined by the USPTO based on patent term adjustment provisions.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

October 16, 2012	By:	David Lawrence
Name: David Lawrence
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 16, 2012